Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this post-effective amendment No. 6 to Registration Statement (No. 333-152652) of Liberator Medical Holdings, Inc. on Form S-1/A of our report dated December 20, 2012 on the consolidated financial statements of Liberator Medical Holdings, Inc. appearing in the 2012 Form 10-K of Liberator Medical Holdings, Inc., and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida

March 22, 2013